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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of Intraware, Inc. of our report dated March 24, 1999, except Note 11, which is as of October 15, 1999, relating to the financial statements of Intraware, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Intraware Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Jose, California
November 16, 1999